UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2016

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with a review of its governance documents, the board of directors (the “Board”) of Iridex Corporation (the “Company”)  has approved and entered into a modified version of its standard form of director and officer Indemnification Agreement (the “Amended Agreement”) with its directors and certain of its officers on various dates commencing on July 8, 2016.

The Amended Agreement supersedes and replaces any indemnification agreements that the Company was previously party to with its directors and officers, and modifies or supplements the terms of any such prior agreements to provide for, among other things, the following matters:

•	To revise the circumstances in which claims for indemnification will be reviewed and determined by independent counsel;
•	To provide for certain changes to the procedures applicable to the enforcement of indemnification rights;
•	To revise the provisions in relation to notifications of claims for indemnification;
•	To revise certain provisions related to legal presumptions and the settlement of claims;
•	To amend the definition of a change in control;
•	To provide for contribution by the Company in the event that indemnification is unavailable;
•	To define the duration of the Amended Agreement; and
•	To exclude from the Company’s indemnification obligations certain payments that would be prohibited under Section 304 of the Sarbanes-Oxley Act of 2002.

The Company may enter into Amended Agreements with any other persons who are or become directors or officers of the Company in the future.

The foregoing is only a summary description of the Amended Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Atabak Mokari as Chief Financial Officer

On July 8, 2016, the Board appointed Atabak Mokari., age 39, as the Company’s Chief Financial Officer and Vice President of Corporate Development, effective as of July 11, 2016.

Prior to joining the Company, Mr. Mokari was a senior investment banker at Wells Fargo Securities from September 2013 to July 2016, at UBS from September 2009 to July 2013, and at Credit Suisse from July 2005 to February 2009.  Mr. Mokari also held positions at Olympus Partners, and Bowles Hollowell Conner.  Mr. Mokari earned his MBA from The Tuck School of Business at Dartmouth and BS in Chemistry and Biology from Duke University.

Offer Letter with Mr. Mokari

Pursuant to an employment offer letter by and between the Company and Mr. Mokari, effective as of May 13, 2016 (the “Offer Letter”), Mr. Mokari will receive an annualized base salary of $325,000 and will be eligible to participate in the Company’s “Management By Objectives” Plan (the “MBO Plan”). Awards under the MBO Plan are based upon the achievement of certain objectives specific to each MBO Plan participant. Pursuant to his Offer Letter, Mr. Mokari’s bonus opportunity under the MBO Plan is equal to 30% of his annual base salary.

The Offer Letter also provides for (i) an award of restricted stock units (“RSUs”) covering 25,000 shares of the Company’s common stock which will be scheduled to vest over a period of 48 months with 1/4th of the total number of units subject to vesting on the first anniversary of Mr. Mokari’s date of hire and 1/48th of the total number of shares vesting each month thereafter, provided that Mr. Mokari continues to be a service provider to the Company on each such date and (ii) an award of performance-based restricted stock units (“PRSU”) covering 40,000 shares of the Company’s common stock, which will become eligible to vest if the Company’s stock price (measured based on the 60‑day average stock price of a share of the Company’s common stock) achieves one or more of the four specified stock price performance goals during the applicable performance period.

Change of Control Severance Agreement with Mr. Mokari

The Company will also enter into a Change in Control Severance Agreement (the “Change in Control Agreement”) with Mr. Mokari that provides certain severance benefits in the event that his employment with the Company is terminated under certain circumstances, as described below.

Termination Inside of the Change in Control Context:

If in the event that, within twelve months following a Change in Control (as defined in the 2008 Equity Incentive Plan) or at any time prior to a Change in Control if such termination is effected at the request of any successor to the Company (such time period, the “Change in Control Period”), Mr. Mokari terminates his employment with the Company for Good Reason (as defined below), or the Company terminates the Mr. Mokari’s employment for a reason other than Cause (as defined below), death or disability, and, in each case, the Mr. Mokari signs and does not revoke a standard release of claims with the Company, then Mr. Mokari will receive the following severance from the Company:

•	Cash Severance Payment. A lump sum cash payment equal to 50% of his annual base salary.
•

Vesting Acceleration. Accelerated vesting as to 100% of the then unvested portion of his outstanding Company equity awards, assuming, with respect to Company equity awards subject to performance criteria, the performance criteria had been achieved at the specified target levels during the applicable performance period.

•

Continued Employee Benefits. Reimbursement from the Company for a period of up to twelve months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans.

For the purposes of the Change in Control Agreement, the following definitions will apply.

“Cause” generally means (i) an act of dishonesty made by Mr. Mokari in connection with Mr. Mokari’s responsibilities as an employee; (ii) Mr. Mokari’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by Mr. Mokari that the Board reasonably believes has had or will have a detrimental effect on the Company’s reputation or business; (iii) Mr. Mokari’s gross misconduct; (iv) Mr. Mokari’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Mr. Mokari owes an obligation of nondisclosure as a result of Mr. Mokari’s relationship with the Company; (v) Mr. Mokari’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) Mr. Mokari’s continued failure to perform his employment duties after Mr. Mokari has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Mr. Mokari has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within ten business days after receiving such notice.

“Good Reason” generally means the occurrence of one or more of the following events effected without Mr. Mokari’s prior consent, provided that Mr. Mokari’s employment terminates within 90 days following the expiration of the Company’s Cure Period (defined below): (i) the assignment to Mr. Mokari of any duties or the reduction of Mr. Mokari’s duties, either of which results in a material diminution in Mr. Mokari’s position or responsibilities with the Company; provided that, it being understood that the continuance of Mr. Mokari’s duties and responsibilities at the subsidiary or divisional level following a Change in Control, rather than at the parent, combined or surviving company level following such Change in Control shall not be deemed Good Reason within the meaning of this clause (i); (ii) a reduction by the Company in the base salary of Mr. Mokari by 15% or more, unless similar such reductions occur concurrently with and apply to the Company’s senior management; (iii) a material change in the geographic location at which Mr. Mokari must perform services (for purposes of the Change of Control Agreement, the relocation of Mr. Mokari to a facility or a location less than 25 miles from Mr. Mokari’s then-present location shall not be considered a material change in geographic location); (iv) a material reduction of facilities, perquisites or in the kind or level of employee benefits to which the Mr. Mokari is entitled, unless similar such reductions occur concurrently and apply to the Company’s senior management; or (v) any material breach by the Company of any material provision of the

Change of Control Agreement. Mr. Mokari will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of 30 days (“Cure Period”) following the date of such notice.

The foregoing descriptions of the Offer Letter and the Change in Control Agreement with Mr. Mokari do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of the Offer Letter and Change in Control Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

There are no family relationships between Mr. Mokari and any executive officers, directors, or other employees of the Company. Mr. Mokari has no material interests in any transactions or proposed transactions with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement, between the Company and certain of its directors and executive officers.
10.2	Offer Letter between the Company and Mr. Mokari effective as of May 13, 2016.
10.3	Change in Control Severance Agreement, between the Company and Mr. Mokari.
99.1	Press Release dated July 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ WILLIAM M. MOORE
William M. Moore President and Chief Executive Officer

Date: July 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement, between the Company and certain of its directors and executive officers.
10.2	Offer Letter between the Company and Mr. Mokari effective as of May 13, 2016.
10.3	Change in Control Severance Agreement, between the Company and Mr. Mokari.
99.1	Press Release dated July 11, 2016.